Phunware Appoints Quyen Du to Board of Directors

25-Year Corporate Strategy & Development Executive at Fortune 500 Consumer Brands to Advance Company’s New Strategic Growth Initiatives

AUSTIN, Texas - March 4, 2025 - Phunware, Inc. (“Phunware” or the “Company”) (NASDAQ: PHUN), a leader in enterprise cloud solutions for mobile applications, announced today the appointment of Quyen Du to its Board of Directors as an independent director, effective February 28, 2025. Ms. Du will also serve on the Company’s Audit, Compensation and Nominating and Corporate Governance Committees.

Ms. Du brings 25 years’ experience in strategy and corporate development to the Company. Based in Texas, she is a recognized leader in finance, media and entertainment, recently serving as Head of Corporate Strategy & Development, Innovations and Research for Condé Nast (NYC). Ms. Du adds a depth of experience working in a wide range of roles across corporate strategy, finance and investments, business development, distribution and partnerships. Her previous experience includes her work for Fandom, Inc., one of the world’s largest entertainment fan community platforms, where she led corporate development and was responsible for driving acquisitive growth opportunities. Ms. Du also held various executive positions at NBC Universal, where she worked on transformative M&A deals, corporate digital strategy and new market entry initiatives, including across digital native, streaming, commerce, data, gaming and audio. She has also held a studio distribution planning position at Disney and a business development role at Showtime.

Ms. Du will serve as a Class III director and is filling a seat vacated in October 2024 as a result of the resignation of our then CEO Michael Snavely.

“Quyen has an impressive record of guiding strategic growth and adds tremendous insight to our Board across investments, M&A and new business development,” said interim CEO Stephen Chen. “The combined business and product strategy experience of our full Board today is a fundamental asset in guiding Phunware into the future. The Board and I welcome Quyen and look forward to together driving high growth revenue and profitability for our company and investors.”

Phunware Business Update on Nasdaq Delisting Notification

Ms. Du’s appointment is expected to satisfy Nasdaq Stock Market LLC (“Nasdaq”) continued listing requirements for audit committee service. The appointment of Ms. Du is also intended to facilitate planning of Phunware’s 2024 Annual Shareholder Meeting at which the Class III Director seat is to be filled. Nasdaq cited Phunware for non-compliance with continued listing rules due to its failure to hold an annual stockholders' meeting prior to fiscal year ended December 31, 2024. The Company in February submitted a compliance plan to Nasdaq setting forth steps it intends to take to address the issue, including nomination or Ms. Du for formal election to serve as the Class III director.

About Phunware

Phunware, Inc. (NASDAQ: PHUN) is an enterprise software company specializing in mobile app solutions with integrated intelligent capabilities. We provide businesses with the tools to create, implement, and manage custom mobile applications, analytics, digital advertising, and location-based services. Phunware is transforming mobile engagement by delivering scalable, personalized, and data-driven mobile app experiences.

Phunware’s mission is to achieve unparalleled connectivity and monetization through the widespread adoption of Phunware mobile technologies, leveraging brands, consumers, partners, digital asset holders, and market participants. Phunware is poised to expand its software products and services audience through its new Generative AI platform, utilize and monetize its patents and other intellectual property, and reintroduce its digital asset ecosystem for existing holders and new market participants.

For more information on Phunware, please visit www.phunware.com. To better understand and leverage generative AI and Phunware’s mobile app technologies, visit ai.phunware.com.

Safe Harbor / Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” and similar expressions are intended to identify forward-looking statements. For example, Phunware is using forward-looking statements when it discusses the adoption and impact of emerging technologies and their use across mobile engagement platforms.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. These forward-looking statements involve risks, uncertainties, and other assumptions that may cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC. We undertake no obligation to update any forward-looking statements.

By their nature, forward-looking statements involve risks and uncertainties. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those expressed or implied by these forward-looking statements.

Investor Relations Contact:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

PHUN@mzgroup.us

www.mzgroup.us

Phunware Media Contact:

Joe McGurk, Managing Director
917-259-6895
PHUN@mzgroup.us